Exhibit 99.1

OMNIQ’S AI-BASED MACHINE VISION SAFE CITY SYSTEM, TO BE DEPLOYED IN THE CITY OF McRAE-HELENA,GEORGIA.

●	The system uses patented Neural Network algorithms that imitate human brains for pattern recognition and decision-making.

SALT LAKE CITY, February 21, 2023, (GLOBE NEWSWIRE) — OMNIQ Corp. (NASDAQ: OMQS) (“OMNIQ” or “the Company”), a provider of Artificial Intelligence (AI)-based solutions, today announced that the Company has been selected by the City of McRae Helena, Georgia (GA) to deploy its Q Shield vehicle recognition systems (VRS) technology and its cloud based citation management platform. This technology identifies any vehicle driving through the city which is on a National Crime Information Center (NCIC) data base or the cities local Bureau of Investigations Database and cites violators who drive through the city with outstanding traffic violations as well as other alerts such as unregistered or uninsured vehicles.

Shai Lustgarten, CEO commented “Our AI based Safe City system continues to gain traction and in only a short period of time, has already proved successful to the initial towns deployed with safety results and revenue generation exceeding our expectations. The City of McRea Helena brings our count in GA to 7 and our overall contracted cites to 17. As our pipeline continues to gain momentum and our software outperforms, we are even more confident that our Safe City vertical will have a meaningful impact on our path to profitability. Our goal continues to be focused on improving everyday lives with an unbiased approach while impacting the economic strength of our trusted cites across the country through our unique offering / revenue share model. We look forward to deploying many more systems as awareness among communities across the country consistently grows.”

OMNIQ’s AI-based machine vision VRS solution is used for terror prevention including in sensitive areas in the middle east, for crime prevention in the US and South America, for automation of parking and recently penetrated verticals including the vast Quick Service Restaurants (QSR), and Retail sectors providing significant data collection and analysis. The system uses patented Neural Network algorithms that imitate human brains for pattern recognition and decision-making. More than 17,000 OMNIQ AI based machine vision sensors are installed worldwide, including approximately 7,000 in the U.S. Based on superior accuracy and patented features like identification of make and color combined with superior accuracy based on the sophisticated algorithm and machine learning that largely depends on accumulated data provided by thousands of sensors already deployed.

About OMNIQ Corp:

OMNIQ Corp. provides computerized and machine vision image processing solutions that use patented and proprietary AI technology to deliver data collection, real-time surveillance and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications. The technology and services provided by the Company help clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

OMNIQ’s customers include government agencies and leading Fortune 500 companies from several sectors, including manufacturing, retail, distribution, food and beverage, transportation and logistics, healthcare, oil, gas, and chemicals.

The Company currently addresses several billion-dollar markets, including the Global Safe City market, forecast to grow to $29 billion by 2022, and the Ticketless Safe Parking market, forecast to grow to $5.2 billion by 2023 and the fast casual restaurant sector expected to reach $209 billion by 2027.

For more information please visit www.omniq.com.

Information about Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate”, “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at https://www.sec.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless otherwise required by law.

Contact:

IR Contact

Koko Kimball

385-758-9241

kkimball@omniq.com